EXHIBIT 10.1
                                                                    ------------



                               FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This Fourth Amendment to Amended and Restated Credit Agreement ("Amendment") is made and entered into as of June 30, 2002, among WESTCOAST HOSPITALITY, LIMITED PARTNERSHIP, a Delaware limited partnership, formerly known as Cavanaughs Hospitality Limited Partnership (the "Borrower"), the several financial institutions that are party to this Amendment (collectively, the "Lenders"; individually, a "Lender"), and U.S. BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Agent").

                                    RECITALS

         A. On December 29, 1999, the Borrower, the Lenders and the Agent entered into that certain Amended and Restated Credit Agreement (together with all amendments, supplements, exhibits, and modifications thereto, the "Credit Agreement") whereby the Lenders agreed to extend certain credit facilities to the Borrower. The Borrower, the Lenders and the Agent have entered into three amendments to the Credit Agreement.

         B. The Borrower has requested the Lenders to extend the Maturity Date under the Credit Agreement and amend certain provisions of the Credit Agreement.

         C. The purpose of this Amendment is to set forth the terms and conditions under which the Lenders will agree to the Borrower's requests.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I.            AMENDMENT

         The Credit Agreement, as well as all of the other Loan Documents, are hereby amended as set forth herein. Except as specifically provided for herein, all of the terms and conditions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect throughout the terms of the Loans, as well as any extensions or renewals thereof.

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ARTICLE II.           DEFINITIONS

         2.1      DEFINED TERMS

         As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context otherwise requires.

         2.2      AMENDED DEFINED TERMS

         Section 1.1 of the Credit Agreement is hereby amended to add or modify (as the case may be) the following defined terms:

         "Commitment" means $68,500,000 less the aggregate amount of mandatory prepayments made in accordance with Section 2.6.

         "Fixed Charge Coverage Ratio" means the ratio of (a) for the applicable period, the sum of (i) EBITDA less (ii) an amount equal to 4.5% of the aggregate of all amounts which, in accordance with GAAP, would be included as gross revenue on a consolidated statement of income of WHC and its Subsidiaries arising out of or related to hotel or restaurant operations (including, without limitation, gross revenues from the lease or licensing of space in any of the hotels or restaurants of WHC and its Subsidiaries), (iii) income and gross receipts taxes paid in cash or cash equivalents, (iv) Pro Forma Taxes, (v) dividends and distributions paid in cash or cash equivalents (including, without limitation, dividends paid on the Preferred Stock, but excluding distributions of cash made by the Borrower to WHC in an amount necessary to allow WHC to pay income and gross receipts taxes on the taxable income of the Borrower that is recognized by WHC for tax purposes and excluding distributions made by any of the direct or indirect Subsidiaries of the Borrower to the Borrower or by the Tier II LLCs to the Tier I LLCs), and (vi) payments made to redeem or otherwise acquire for value any partnership units of the Borrower or shares of common stock of WHC or any warrants, rights or options to acquire such partnership units or shares of common stock to (b) for the applicable period, the sum of (i) scheduled payments of principal on Indebtedness of WHC and its Subsidiaries (including the portion of payments on capitalized leases allocable to principal, but excluding (A) mandatory prepayments of the Loans required under Section 2.6, and (B) balloon payments made with the proceeds of Indebtedness permitted pursuant to Section 8.5), whether or not made, (ii) Interest Expense, and (iii) Pro Forma Interest Expense.

         "Fourth Amendment" means that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 30, 2002, and entered into among the Borrower, the Agent and the Lenders.

         "Implied Debt Service" means the aggregate amount of annual principal and interest payments that would be required to fully amortize the aggregate amount of the outstanding principal balance of the Loans on the measurement date, assuming (a) an interest rate equal to the greater of (i) 8% or (ii) the interest rate reasonably determined by Agent on ten-year

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United States Treasury Bond Equivalent Yield Rate as of the measurement date plus 3.25%, and (b) a 25-year amortization, with equal quarterly payments.

         "Implied Debt Service Coverage Cap" means the maximum outstanding aggregate principal balance of the Loans such that (a)(i) aggregate EBITDA from Eligible Real Property (measured on a trailing four-quarter basis) less (ii) an amount equal to 4.5% of the aggregate of all amounts which, in accordance with GAAP, would be included as gross revenue on a consolidated statement of income of WHC and its Subsidiaries arising out of or related to hotel or restaurant operations (including, without limitation, gross revenues from the lease or licensing of space in any of the hotels or restaurants of WHC and its Subsidiaries) equals or exceeds(b) Implied Debt Service by a ratio of 1.60:1.00.

         "Maturity Date" means the earlier of (i) June 30, 2005 and (ii) the date the Obligations are accelerated pursuant to Section 9.2 hereof.

         "Salt Lake Commercial Property" has the meaning set forth in Section
3.6 of the Fourth Amendment.

ARTICLE III.          CONSENTS AND AMENDMENTS

         3.1      LOANS AND INVESTMENTS

         Section 8.4 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  The Borrower shall not purchase or acquire, or suffer or permit WHC or any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

                  (a)      investments in Cash Equivalents;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by the Borrower, WHC or any Subsidiary to any direct or indirect wholly-owned Subsidiaries of Borrower or WHC;

                  (d) investments made in connection with and constituting part of the consideration paid for Acquisitions to the extent that (i) any such Acquisition is not prohibited under Section 8.7, and (ii) any such Acquisition is approved in writing by the Required Lenders; provided that no Acquisition shall be consummated by the Borrower, WHC or any Subsidiary unless the Borrower has demonstrated to the

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         reasonable satisfaction of the Required Lenders with pro forma financial statements prepared to reflect such Acquisition that the Borrower will be in compliance with the Financial Covenants; and provided further that Acquisitions described in Section 8.7(f) shall not require the written approval by the Required Lenders; and

                  (e) investments in Persons in the hospitality industry; provided that (i) any such investment is not prohibited under Section 8.7, (ii) the Borrower shall disclose each such investment in writing to the Agent promptly after the consummation thereof, (iii) neither the Borrower, WHC nor any Subsidiary may guarantee or become contingently liable for any indebtedness of other obligations of any such Person other than Guaranty Obligations with an aggregate exposure to Borrower, WHC and the Subsidiaries not to exceed $10,000,000 in the aggregate at any time, (iv) the amount of such investments on and after June 30, 2002, shall not exceed $5,000,000 in the aggregate at any time; and (v) as a result of each such investment, the Borrower must obtain a management contract to manage the hospitality project that is owned, leased or occupied by the Person in which the investment is being made; and provided further that in the event that any such management contract is terminated for any reason, all the obligations of the Borrower, WHC and the Subsidiaries under any guaranty or other contingent obligation permitted under clause (iii) shall be terminated concurrently.

         3.2      LIMITATION ON INDEBTEDNESS

         Section 8.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  The Borrower shall not, and shall not suffer or permit WHC or any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a)      Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

                  (c) Indebtedness existing on the Closing Date that is described in Schedule 8.5 and any refinance of such Indebtedness in an amount not to exceed the outstanding principal balance thereof as of the Closing Date; provided that if any such Indebtedness is Nonrecourse Indebtedness that is secured by assets not used primarily in the hospitality business, then any Indebtedness to refinance such Indebtedness shall be Nonrecourse Indebtedness;

                  (d) Indebtedness consisting of Subordinated Debt incurred after the Closing Date;

                  (e)      Nonrecourse Indebtedness incurred after the Closing
                           Date;


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                  (f)      Indebtedness secured by a Lien permitted under
                           Section 8.1(j) or (m);

                  (g) Indebtedness incurred in connection with leases permitted pursuant to Section 8.9(a); and

                  (h)      Guaranty Obligations permitted under Section 8.4(e).

         3.3      RESTRICTED PAYMENTS

         Section 8.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  The Borrower shall not, and shall not suffer or permit WHC or any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership units or other ownership interests (as the case may be), or purchase, redeem or otherwise acquire for value any shares of its capital stock partnership units or other ownership interests (as the case may be) or any warrants, rights or options to acquire such shares or partnership units, now or hereafter outstanding; except that (a) WHC or the Borrower may declare and make dividend payments or other distributions payable solely in its common stock or partnership units (as the case may be), (b) the Borrower may make distributions to its partners in an amount necessary to allow WHC to pay income and gross receipts taxes on the taxable income of the Borrower that is recognized by its partners for tax purposes, provided that (i) at the time of making the distribution there exists no Event of Default and (ii) after giving effect to any proposed distribution, there would not exist any Event of Default, (c) WHC and the Borrower may pay dividends and distributions to their shareholders or partners (as the case may be) or purchase or redeem shares of capital stock or partnership units (as the case may be), provided that (i) at the time of making the dividend, distribution, purchase or redemption payment there exists no Event of Default, (ii) after giving effect to the proposed payment, there would not exist an Event of Default, (iii) with respect to the payment of dividends on the common stock of WHC only, (A) as of the end of the fiscal quarter of WHC immediately prior to the date of the proposed payment for the four fiscal quarters then ended and as of the end of the fiscal quarter of WHC in which the date of the proposed payment is to be made for the four fiscal quarters then ended, the Funded Debt Ratio shall be less than 3.50:1.00, and (B) after giving effect to the proposed payment, the Capitalization Ratio would not exceed 0.50:1.00, and (iv) purchases and redemptions of the common stock of WHC on and after June 30, 2002, shall not exceed $5,000,000 in the aggregate, (d) WHC may issue stock to partners of the Borrower in exchange for partnership units of the Borrower, and (e) any Subsidiary other than the Borrower may pay dividends and make distributions to WHC or to any Subsidiary that owns and controls more than 50% of the voting stock, membership interests or other equity interests of the Person paying the dividend or making the distribution.


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         3.4      FINANCIAL COVENANTS

         Sections 8.14(a) and (b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                      (A)      FUNDED DEBT RATIO

                  As of the end of each fiscal quarter for the four fiscal quarters then ended, the Funded Debt Ratio shall not exceed 4.50.

                      (B)      RECOURSE FUNDED DEBT RATIO

                  As of the end of each fiscal quarter for the four fiscal quarters then ended, the Recourse Funded Debt Ratio shall not exceed
         (i) 4.00:1.00 for each fiscal quarter ending through December 30, 2002, and (ii) 3.75:1.00 for each fiscal quarter ending thereafter.

         3.5      PRO RATA SHARE SCHEDULE

         Schedule 2.1 to the Credit Agreement is hereby replaced and superceded by Schedule 2.1 attached to this Amendment.

         3.6      SALE OF SALT LAKE CITY COMMERCIAL PROPERTY

         The Deed of Trust that encumbers the Eligible Real Property located in Salt Lake City encumbers not only a hotel, but also a commercial building and land that is used for other purposes (the "Salt Lake Commercial Property"). In the event that the Borrower desires to sell the Salt Lake Commercial Property, the Lenders hereby consent to the partial reconveyance of the Deed of Trust that encumbers the Salt Lake Commercial Property; provided that (a) the disposition of the Salt Lake Commercial Property is in accordance with the provisions of
Section 8.2 of the Credit Agreement and (b) the Agent is provided with legal lot and such other endorsements to the Title Insurance Policy insuring such Deed of Trust as reasonably deemed appropriate by the Agent all at the Borrower's cost.

         3.7      SALE OF HEADQUARTERS BUILDING

         Lenders' hereby consent to the sale of WHC's headquarters building in Spokane, Washington which closed on March 28, 2002, and waive any violation of the Credit Agreement resulting from such sale; provided that concurrently with the execution of this Amendment, the Borrower shall execute and deliver to the Agent all instruments and documents necessary for the Borrower to pledge to the Agent for the benefit of the Lenders an exclusive security interest in the promissory note, deed of trust and other documents evidencing the seller financing in connection with such sale. The Borrower hereby authorizes the Agent to file (including electronic or facsimile filing) assignments of all financing statements filed to perfect the Borrower's security interest in the collateral securing such seller financing.

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ARTICLE IV.           CONDITIONS PRECEDENT

         The modifications set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled:

         (A)      AMENDMENT TO CREDIT AGREEMENT

         The Agent shall have received this Amendment duly executed by the Borrower, WHC, the Subsidiaries that are a party hereto, the Agent and the Lenders.

         (B)      RESOLUTIONS; INCUMBENCY

         The Agent shall have received, in a form acceptable to the Agent:

                  (i) Copies of the resolutions of the board of directors or other governing body of the Borrower, WHC, WestCoast Hotels, Inc., TicketsWest.com, Inc., Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of such Person; and

                  (ii) A certificate of the Secretary or Assistant Secretary of the Borrower, WHC, WestCoast Hotels, Inc., TicketsWest.com, Inc., Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Borrower, WHC, WestCoast Hotels, Inc., TicketsWest.com, Inc., Red Lion Hotels, Inc., Red Lion Properties, Inc. and such other Subsidiaries authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by them hereunder.

         (C)      GOOD STANDING CERTIFICATES

         The Agent shall have received a good standing certificate for the Borrower, WHC, WestCoast Hotels, Inc., TicketsWest.com, Inc., Red Lion Hotels, Inc., Red Lion Properties, Inc. and each other Subsidiary that may become party to a Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of organization.

         (D)      LOAN FEE LETTER

         The Agent shall have received, duly executed by the Borrower, a loan fee letter in the form designated by the Agent and shall have received all loan fees payable in accordance with such fee letter.

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

         (E)      COLLATERAL DOCUMENTS

         The Agent shall have received the following Collateral Documents, duly executed by the Borrower, WHC and the Subsidiaries (as the case may be), in forms designated by the Agent:

                  (i) amendments to all Deeds of Trust heretofore executed and delivered to the Agent, which amendments shall be substantially in the form designated by the Agent;

                  (ii) the issuance of such endorsements to each Title Insurance Policy heretofore issued in connection with the Deeds of Trust as the Agent deems necessary in its sole discretion, issued by a title insurance company reasonably acceptable to the Agent, dated as of the date of the recording of the amendment to each Deed of Trust, and in a form acceptable to the Agent; and

                  (iii) evidence that all other actions necessary or, in the opinion of the Agent or the Lenders, desirable, to perfect and protect the first priority security interest created by the Collateral Documents and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

         (F)      ASSIGNMENT OF NOTE AND DEED OF TRUST

         The Agent shall have received the instruments and documents referred to in Section 3.7 of this Amendment.

         (G)      OTHER DOCUMENTS

         The Agent shall have received such other approvals, opinions, documents or materials as the Agent or any Lender may request.

ARTICLE V.            GENERAL PROVISIONS

         5.1      REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Lenders that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents, or otherwise made in writing in connection therewith, are true and correct as of the date of this Amendment. The Borrower acknowledges and agrees that all of the Borrower's Indebtedness to the Lenders under the Credit Agreement is payable without offset, defense or counterclaim.

         5.2      SECURITY

         All Loan Documents evidencing the Agent's security interest in the Collateral on behalf of the Lenders shall remain in full force and effect, and shall continue to secure,

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without change in priority, the payment and performance of the Loans and all other secured obligations of the Borrower to the Agent on behalf of the Lenders.

         5.3      SURVIVAL OF LOAN DOCUMENTS

         The terms and conditions of the Credit Agreement and each of the other Loan Documents shall survive until all of the Borrower's obligations under the Credit Agreement have been satisfied in full.

         5.4      PAYMENT OF FEES

         Within five Business Days of demand by the Agent, the Borrower shall pay directly or reimburse the Agent (as the case may be) for all Attorney Costs and other expenses in accordance with the provisions of Section 12.4 of the Credit Agreement.

         5.5      CONSENT OF GUARANTORS

         By execution of this Amendment, each of WHC and the Subsidiaries that have executed and delivered to the Agent guaranties, security agreements and other loan documents consents to this Amendment and reaffirms its obligations under its respective guaranty, security agreement and each of the other Loan Documents to which it is a party.

         5.6      COUNTERPARTS

         This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

         5.7      STATUTORY NOTICE

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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         IN WITNESS WHEREOF, the Borrower, the Agent, and the Lenders have caused this Amendment to be duly executed by the respective, duly authorized signatories as of the date first above written.

                                     WESTCOAST HOSPITALITY, LIMITED PARTNERSHIP

                                     By:  WestCoast Hospitality Corporation,
                                          General Partner


                                          By
                                            -----------------------------------

                                          Title
                                                -------------------------------

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Agent

                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as a Lender

                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------

                                     BANK OF SCOTLAND

                                     By
                                          -------------------------------------

                                     Title
                                           ------------------------------------

                                     BANK LEUMI USA

                                     By
                                          -------------------------------------

                                     Title
                                           ------------------------------------


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                                     WELLS FARGO BANK, NATIONAL ASSOCIATION


                                     By
                                          -------------------------------------

                                     Title
                                           ------------------------------------

                                     COLUMBIA STATE BANK

                                     By
                                          -------------------------------------

                                     Title
                                           ------------------------------------

                                     PACIFIC NORTHWEST BANK

                                     By
                                          -------------------------------------

                                     Title
                                           ------------------------------------



         Each of the undersigned (a) acknowledges that it has reviewed and approved this Amendment and (b) reaffirms its obligations under its respective guaranty and the other Loan Documents to which it is a party.

                                     WESTCOAST HOSPITALITY CORPORATION


                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------

                                     WESTCOAST HOTELS, INC.


                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------


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                                     TICKETSWEST.COM, INC.


                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------

                                     RED LION HOTELS, INC.


                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------

                                     RED LION PROPERTIES, INC.


                                     By
                                        ---------------------------------------

                                     Title
                                           ------------------------------------


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                                  SCHEDULE 2.1
                          PRO RATA SHARE OF EACH LENDER

------------------------- -------------------- -------------------------
         LENDER                COMMITMENT           PRO RATA SHARE
                                 AMOUNT
------------------------- -------------------- -------------------------
 U.S. Bank                   $20,708,310.00          30.23110949%
------------------------- -------------------- -------------------------
 Bank of Scotland            $14,458,380.00          21.10712409%
------------------------- -------------------- -------------------------
 Columbia State Bank         $12,000,000.00          17.51824817%
------------------------- -------------------- -------------------------
 Pacific Northwest Bank      $10,000,000.00          14.59854015%
------------------------- -------------------- -------------------------
 Wells Fargo Bank            $ 5,833,310.00           8.51578102%
------------------------- -------------------- -------------------------
 Bank Leumi                  $ 5,500,000.00           8.02919708%
------------------------- -------------------- -------------------------
 TOTAL                       $68,500,000.00               100.00%
------------------------- -------------------- -------------------------